Exhibit 99.1

Veteran CEO and Director Edward Kuntz Joins

American Electric Technologies Board of Directors

HOUSTON (September 16, 2013) — American Electric Technologies, Inc. (NASDAQ: AETI), a leading provider of power delivery solutions for the global energy industry, today announced the appointment of Edward Kuntz as an independent member of its board of directors effective September 15, 2013. Mr. Kuntz was appointed to the board’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. With this appointment there are seven directors on the board.

Kuntz is currently chairman of Kindred Healthcare, Inc. (NYSE: KND), one of the largest providers of long-term health care services in the United States, with revenues of approximately $6 billion, and a director of Rotech Healthcare, a leading provider of home medical equipment. He is also a senior operating partner with Sentinel Capital Partners, a New York-based private equity firm where he serves on a number of portfolio company boards and an advisory partner of Aperture Venture Partners and Woodway Financial Advisors. Kuntz previously served as CEO of Kindred from 1999-2003 and as a director of PharMerica.

“Eddie’s experience working with a variety of growing public and private equity-backed companies makes him an invaluable asset to AETI’s board,” said Charles Dauber, Chief Executive Officer and President, AETI. “I welcome him to the board and look forward to the contributions he will make to help us continue our growth.”

“AETI continues to grow due to the high demand for its turnkey power delivery solutions,” said Kuntz. “I look forward to working with the leadership team to help the company through the next stage of growth and profitability.”

Kuntz began his career in the private practice of law. He then served as assistant and associate general counsel of ARA Services (now Aramark) and became executive vice president of ARA Living Centers. Kuntz held that position until the formation of Living Centers of America where he served as chairman and chief executive officer.

Kuntz graduated magna cum laude with a Bachelor of Arts degree and also received Juris Doctor and Master of Law degrees from Temple University. He was an editor of the Law Review and designated a Barenkopf Scholar at Temple Law School.

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American Electric Technologies, Inc. (AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Florida and Bay St. Louis, Mississippi. In addition, AETI has minority interests in three joint ventures in Xian, China, Singapore and Macae, Brazil. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future demand for our products, international expansion, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 28, 2013. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

CONTACT:

Media Contact:

Ward Creative Communications for

American Electric Technologies, Inc.

Molly LeCronier or Roxanna Salas

mlecronier@wardcc.com or rsalas@wardcc.com

713-869-0707

Investor Contact:

Andrew L. Puhala

American Electric Technologies, Inc.

713-644-8182